Exhibit 32

CERTIFICATIONS OF ADAM BLUMENFELD, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, AND JOHN PITTS, CHIEF FINANCIAL OFFICER,
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Sport Supply Group, Inc. hereby certify that (1) the Annual Report on Form 10-K of Sport Supply Group, Inc. for the fiscal year ended June 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Sport Supply Group, Inc.

Date: August 28, 2009	/s/ Adam Blumenfeld
Adam Blumenfeld
Chairman of the Board and Chief Executive Officer

Date: August 28, 2009	/s/ John Pitts
John Pitts
Chief Financial Officer